Dreyfus Service Corporation
200 Park Avenue, 55th Floor
New York, NY  10166

RE: Distribution and Shareholder Support Agreement for Dreyfus Founders Funds, Inc. - Class F Shares

Ladies and Gentlemen:

We understand that the separate series mutual funds of Dreyfus Founders Funds, Inc. listed on Attachment A to this Agreement have adopted a Distribution Plan (the "Plan") with respect to their Class F shares pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), which includes provision for payments to selected brokers for their Class F share distribution efforts and their Class F shareholder support and assistance to the funds. Such funds, together with any other mutual funds managed by Founders Asset Management LLC which hereafter may enter into a similar Plan, are hereinafter referred to collectively as the "Funds".

We desire to enter into an agreement with you as the Funds' Distributor for the sale and distribution of the Class F shares of the Funds (the "Shares"). Upon acceptance of this Agreement by you, we understand that we may offer and sell Shares subject, however, to all of the terms and conditions hereof and to your right, without notice, to suspend or terminate the sale of such Shares.

1. We understand that the Shares will be offered and sold at the current offering price in effect at the time the order for such securities is confirmed and accepted by you. All purchase requests and applications submitted by us are subject to acceptance or rejection in your sole discretion and, if accepted, each purchase will be deemed to have been consummated at your office. In the event of a difference between verbal and written price confirmations, written confirmations shall be considered final. WE UNDERSTAND THAT THE ONLY PERSONS ELIGIBLE TO PURCHASE SHARES ARE PERSONS OR ENTITIES WHO MEET THE ELIGIBILITY REQUIREMENTS SET FORTH IN THE FUNDS' THEN CURRENT PROSPECTUS FOR THE SHARES. A SUMMARY OF SUCH ELIGIBILITY REQUIREMENTS IN EFFECT AS OF THE DATE OF THIS AGREEMENT IS SET FORTH ON ATTACHMENT B TO THIS AGREEMENT. WE HEREBY AGREE THAT WE WILL NOT
     OFFER OR SELL SHARES TO ANY PERSON OR ENTITY WHO DOES NOT MEET SUCH ELIGIBILITY CRITERIA.

2. We certify (a) that we are a member of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain membership in the NASD or (b) in the alternative that we are a foreign dealer not eligible

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     for  membership  in the  NASD.  In  either  case,  we agree to abide by all federal and state laws, rules and regulations applicable to our activities under this Agreement including, but not limited to, the rules and regulations of the Securities and Exchange Commission and the NASD which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies including, without limitation,
     Section 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. We agree that we will not sell Shares or offer Shares for sale in any state or jurisdiction where they are not then registered or qualified for sale.

3.   We will  offer  and sell  Shares  only in  accordance  with the  terms  and conditions of the Funds' then current Prospectus and we will make no representations not included either in said Prospectus or in any authorized supplemental material supplied by you. We will exercise due care and diligence, act in good faith and use our best efforts in the development and promotion of sales of Shares, and agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that the Shares will be offered in accordance with the terms and
     conditions  of  this   Agreement  and  all  applicable   laws,   rules  and
     regulations. We agree to hold you and the Funds and your respective officers, directors, employees and agents (collectively, the "Dreyfus Founders Indemnified Parties") harmless and indemnify each of the Dreyfus
     Founders Indemnified Parties in the event that we, or any of our sales representatives, should violate any law, rule or regulation, or any representation, warranty or other provision of this Agreement, which violation may result in liability to any Dreyfus Founders Indemnified Party. In the event you determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall return to you any service fees previously paid by you to us with respect to the assets for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

4. In our offering and sale of Shares, we will disclose to investors our entitlement to receive service fees from you in accordance with this Agreement.

5. We will provide continuous support and assistance to investors in the Funds whose Shares have been sold through us, for such period (a) as the investors retain their Shares and (b) service fees with respect to such Shares are paid to us. Such support and assistance may include, but will not necessarily be limited to: (i) providing assistance to investors in effecting transactions in their Shares, such as exchanges, transfers, changes in dividend options and shareholder information alterations; (ii)

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     providing  responses to written or telephonic  inquiries  made by investors with respect to their Shares; (iii) assisting investors in the purchase of additional Shares in existing accounts, in opening new accounts, or in redeeming Shares; (iv) assisting investors in contacting your personnel in instances in which direct assistance from you would be helpful in
     expeditiously   accomplishing   the  investor's   request;   (v)  providing
     retirement planning presentations to potential or current participants in employee retirement programs and plans; (vi) if Shares are registered in our name or in the name of our nominee, performing sub-accounting, establishing and maintaining shareholder accounts and records and providing periodic statements showing a shareholder's account balance and activity; and (vii) providing such other forms of support and assistance as we are reasonably able to furnish or as you reasonably may request. In the event that we perform the services described in clause (vi) above, and the aggregate accounts we maintain for shareholders do not balance with the accounts maintained by you, we shall be liable to the shareholders for any shortfall unless such shortfall was caused by your negligence.

6. We understand and agree that the service fee relative to any sales and maintenance of Shares made by us will be in an amount as set forth in the Service Fee Payment Schedule included on Attachment A, and that we shall have no right to receive any continuing maintenance fees, other fees or commissions on Shares sold by us other than as set forth in that Schedule. Subject to the provisions of Attachment A, our right to receive service fees will commence on the date of this Agreement, and will apply to all Shares that were sold by us that are then outstanding.

7. We understand that service fees are subject to change or termination by you from time to time, upon 30 days' written notice, and that any orders placed after the effective date of change shall be subject to the rates in effect at the time of receipt of the payment by you. Such 30-day period may be waived at your sole option in the event such change increases the service fee due us.

8. Payment for purchases of Shares made from us shall be made to the Funds or their agent and received by the Funds or their agent within three business days after the acceptance of our order or such shorter time as may be required by law. If such payment is not so received, we understand that you reserve the right, without notice, forthwith to cancel the sale or, at your option, to sell the Shares ordered by us back to the Funds, in which latter case we may be held responsible for any loss suffered by you or the Funds resulting from our failure to make the aforesaid payment. We will forward

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     promptly to the Funds or their agent any purchase  orders  and/or  payments received  by us from  investors.  If we effect a  telephone  redemption  or telephone exchange of any Shares on behalf of any of our customers, we hereby indemnify you, the Funds and any agent appointed by you for this purpose against any loss, injury, damage, expense or liability which
     results  from  acting  or  relying  on  our   telephone   instructions   or
     information. In no event shall we withhold placing with the Funds or their agent orders received from our customers so as to profit ourselves as a result of such withholding.

9. We agree to purchase Shares only from you or from our customers. If we purchase Shares from you, we agree that all such purchases shall be made only to cover orders received by us from our customers, or for our own bona fide investment. If we purchase Shares from our customers, we agree to pay such customers not less than the applicable repurchase price as established by the then current Prospectus of the Funds.

10. We understand and agree that if any Shares sold by us under the terms of this Agreement are redeemed by the Funds (including redemptions resulting from an exchange for Shares of another mutual fund distributed by you, in accordance with the then current Prospectus for the Funds), repurchased by you for the Funds, or tendered to the Funds for redemption within seven (7) business days after your confirmation to us of our original purchase order for such Shares, we shall pay forthwith to you the full amount of the service fee allowed to us on the original sale, provided you notify us of such repurchase or redemption within ten (10) days of the date upon which written redemption requests and, if applicable, Share certificates are delivered to you or to the Funds.

11.  (a) You hereby represent and warrant to us as follows:

          (i) You have the corporate power and the authority to enter into and perform all of your duties and obligations under this Agreement;

          (ii)  This  Agreement   constitutes  your  legal,  valid  and  binding
     obligation, enforceable against you in accordance with its terms;

          (iii) No consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and

          (iv) The execution, performance and delivery of this Agreement by you will not result in your violating any law, rule or regulation or breaching or otherwise impairing any of your contractual obligations.

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     (b) We hereby represent and warrant to you as follows:

          (i) We have the corporate power and the authority to enter into and perform all of our duties and obligations under this Agreement;

          (ii)  This  Agreement   constitutes  our  legal,   valid  and  binding
     obligation and is enforceable against us in accordance with its terms;

          (iii) No consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

          (iv) The execution, performance and delivery of this Agreement by us will not result in our violating any law, rule or regulation or breaching or otherwise impairing any of our contractual obligations;

          (v) We have obtained, and will maintain in effect, all registrations under federal and state laws, rules and regulations that are necessary to enable us to perform our obligations under this Agreement; and

          (vi) We have taken appropriate verification measures to ensure transactions are in compliance with all applicable laws and regulations concerning foreign exchange controls and money laundering.

12. Your obligations to us under this Agreement are subject to all the provisions of any distributorship agreements entered into between you and the Funds. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent or employee of the Funds.

13. We may terminate this Agreement by notice in writing to you, which termination shall become effective on the earlier of thirty (30) days after the date of mailing such notice to you, or receipt of written notification from you of termination prior to the thirtieth day. We agree that you have and reserve the right, in your sole discretion and without notice (and without the payment of any penalty), to suspend sales of Shares, or to withdraw entirely the offering of Shares or, in your sole discretion, to

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     modify,  amend, cancel or terminate this Agreement,  with or without cause, upon written notice to us of such modification, amendment, cancellation or termination, which shall be effective on the date stated in such notice. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause or for no cause. All notices hereunder shall be in writing and sent to the respective parties at the addresses listed herein, unless changed by notice given in accordance with this Agreement. Copies of all notices sent to you also shall be sent to General Counsel, Founders Asset Management LLC, 2930 East Third Avenue, Denver, Colorado 80206.

14. In the event that you, in your sole discretion, determine that any active trading or market timing activities of our customers are potentially harmful to you or the Funds, you may limit the size of purchase orders placed by such customers or prohibit such customers from investing in some or all of the Funds.

15. We will notify you promptly in writing in the event that any of our customers who has invested in the Funds ceases to be our client.

16. This Agreement shall become effective as of the date when it is executed and dated by you below, shall embody the entire agreement and understanding between you and us, and shall supersede any prior agreements or understandings between you and us regarding the Funds. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Colorado. This Agreement is not assignable or transferable by either party without the prior written consent of the other, except that you may assign or transfer this Agreement to any successor firm or corporation which becomes the Distributor of the Funds.





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Dealer Firm _____________________      Accepted:
               (Name)

_______________________________        Dreyfus Service Corporation
               (Address)               200 Park Avenue, 55th Floor
_______________________________        New York, NY  10166


By:_____________________________       By___________________________
          (Signature)                                 (Signature)

_______________________________        _______________________________
(Name)        (Title)                  (Name)        (Title)

                                        Date: ___ day of _______, 20___











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                                  ATTACHMENT A
                                       TO
                    DISTRIBUTION AND SHAREHOLDER SUPPORT AGREEMENT
                  FOR DREYFUS FOUNDERS FUNDS, INC. - CLASS F SHARES

                              PARTICIPATING FUNDS

     The following series mutual funds of Dreyfus Founders Funds, Inc. are included in this Agreement:

                  Dreyfus Founders Balanced Fund - Class F
                  Dreyfus Founders Discovery Fund - Class F*
                  Dreyfus Founders Government Securities Fund - Class F Dreyfus Founders Growth Fund - Class F
                  Dreyfus Founders Growth and Income Fund - Class F Dreyfus Founders International Equity Fund - Class F Dreyfus Founders Mid-Cap Growth Fund - Class F Dreyfus Founders Passport Fund - Class F
                  Dreyfus Founders Worldwide Growth Fund - Class F

* Closed to new investors effective October 20, 2000.

                         SERVICE FEE PAYMENT SCHEDULE

SERVICE FEE: Subject to the minimum investment requirement below, service fees will be paid at the annual rate of 0.25% of the average of the aggregate net asset value of outstanding Shares of Dreyfus Founders Funds, Inc. sold by us, measured on each day during each calendar quarter, payable within 30 days following the end of each calendar quarter.

                  All payments to us shall be remitted to the following address:

                        ________________________________________
                        ________________________________________
                        ________________________________________

MINIMUM
INVESTMENT:       Payment of quarterly  service fees will  commence at such time as we shall have been credited with $1 million in sales of Shares. We understand that you will not pay us service fees for any time period prior to our reaching this $1 million minimum.


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                                  ATTACHMENT B
                                       TO
                    DISTRIBUTION AND SHAREHOLDER SUPPORT AGREEMENT
                  FOR DREYFUS FOUNDERS FUNDS, INC. - CLASS F SHARES

Class F shares of a Fund can be purchased only by:

o Persons or entities who have continuously maintained a Fund account since December 30, 1999.

o Any person or entity listed in the account registration for any Fund account that has been continuously maintained since December 30, 1999, such as joint owners, trustees, custodians, and designated beneficiaries.

o Retirement plans (such as 401(k) plans) that have continuously maintained a Fund account since December 30, 1999. Any such plan may extend the privilege of purchasing Class F shares to new plan participants, and the plan participants may purchase Class F shares with rollover retirement funds.

o Customers of certain financial institutions which offer retirement or other eligible benefit plan programs, wrap accounts or other fee-based advisory programs, or insurance company separate accounts, and which have had relationships with Founders Asset Management LLC ("Founders") and/or any Fund continuously since December 30, 1999.

o  Founders employees, Fund Board members, and their immediate families.

   In addition, Dreyfus Founders Discovery Fund was closed to new investors effective October 20, 2000.

   For more detailed information about eligibility, please call 1-800-525-2440.


(Revised 9/29/03)





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